Palatin Technologies, Inc. To Raise $2.6 Million Dollars In Registered Direct Offering

CRANBURY, N.J., Feb. 25 /PRNewswire-FirstCall/ -- Palatin Technologies, Inc. (NYSE Amex: PTN) announced today that it has entered into definitive agreements with certain accredited investors to sell in a registered direct offering 9.6 million units at a price of $0.27 per unit for gross proceeds of $2.6 million, before deducting placement agent fees and other offering expenses.  Each unit will consist of (i) one share of common stock, (ii) a Series A warrant exercisable 181 days after issuance and expiring 3 years thereafter to purchase 0.33 of one share of common stock at an exercise price of $0.30 per share of common stock, and (iii) a Series B warrant exercisable upon issuance and expiring 180 days after issuance to purchase 0.33 of one share of common stock at an exercise price of $0.27 per share of common stock.

The units were offered and sold pursuant to a prospectus supplement dated February 24, 2010 and an accompanying prospectus dated November 27, 2007, pursuant to the Company's effective shelf registration statement previously filed with the Securities and Exchange Commission. The closing of the offering is subject to certain conditions, and is expected to occur on or about March 2, 2010.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), served as the Company's exclusive placement agent for the offering.

Net proceeds from the financing will be used to support clinical studies with bremelanotide for treatment of erectile dysfunction, and for funding research and development and general corporate purposes.  Palatin is developing subcutaneous bremelanotide as a therapeutic for treatment of male and female sexual dysfunction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement together with the accompanying prospectus can be obtained at the SEC's website at http://www.sec.gov or from Rodman & Renshaw, LLC by calling 212-356-0549.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company dedicated to the development of peptide, peptide mimetic and small molecule agonists with a focus on melanocortin and natriuretic peptide receptor systems. Palatin's internally developed drug pipeline utilizes proprietary approaches to discover potent rigid conformers from flexible peptide starting points. Palatin's strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin Technologies' website at www.palatin.com.

Forward-looking Statements
Statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Palatin's actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to Palatin's ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to protect its intellectual property, and other factors discussed in the Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

CONTACT:
Investors:
Stephen T. Wills, CPA, MST
EVP-Operations / Chief Financial Officer of Palatin Technologies
Tel: 609-495-2200
info@palatin.com

Media:
Carney Noensie, Burns McClellan
Vice President, Investor Relations
Tel:212-213-0006
cnoensie@burnsmc.com